EXHIBIT 99.1


                      Press Release Filed January 11, 2005

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com

               Motient Announces Signing of Term Sheet to Purchase

                Additional Interests in Mobile Satellite Ventures

LINCOLNSHIRE, IL, January 11, 2005 -- Motient Corporation (MNCP) announced today that on January 10, 2005, it signed a binding term sheet with Telcom Satellite Ventures, pursuant to which it would acquire Telcom's interests in Mobile Satellite Ventures LP and its general partner, MSV GP Inc., by way of a transaction intended to be a tax-free reorganization. As a consequence of the transaction, Motient will increase its ownership in MSV to approximately 44.5%.

The principal of Telcom, Dr. Raj Singh, has agreed to serve as an advisor to Motient should Motient ask him to do so after the closing. Dr. Singh is the developer and patent holder of significant wireless mobile communication technologies, and is widely regarded as a leader in the field.

Specifically, in exchange for the 2,296,835 MSV limited partnership units held by Telcom, Motient will issue 8,187,804 shares of its common stock to the owners of Telcom in a private placement. This transaction will increase Motient's ownership of MSV by approximately 5.9%, resulting in Motient's approximately 44.5% ownership interest in MSV.

Motient believes that this transaction will create immediate value for its shareholders by increasing Motient's ownership of MSV. Moreover, Motient believes that the acquisition will improve its long-term strategic position, both from an ownership perspective in MSV and because of Motient's association with Dr. Singh, both as a large shareholder and potential informal advisor. Steven Singer, Motient's chairman stated, "we are delighted not only to increase our stake in a company in whose prospects we deeply believe, but to welcome Dr. Singh as a major shareholder of Motient. It is our hope and belief that this transaction will open up an entirely new range of opportunities and strategic options for Motient."

Motient anticipates that the definitive documents will contain certain terms and conditions to closing that have been agreed to in the term sheet. For more detailed information on these terms and conditions, please see Motient's current report on Form 8-K, filed today with the SEC. Because of these conditions, Motient can provide no assurance that the consummation of these transactions will occur.

Since the shares to be issued to the owners of Telcom have not been registered under the Securities Act of 1933, as amended, they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As the potential purchasers are all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

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About Motient Corporation:

Motient is a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient simplifies the wireless experience for applications providers, hardware vendors, value added resellers and customers by offering multiple network options, proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless solutions.

http://www.motient.com

Statement under the Private Securities Litigation Reform Act:
With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.



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